Exhibit 77Q(1)

PL High Income Fund, PL Short Duration Income Fund, PL
Strategic Income Fund

A description of the PL High Income Fund, PL Short Duration
Income Fund and PL Strategic Income Fund is incorporated by reference to Post-Effective Amendment No. 80 to the Registration Statement as filed with the SEC via EDGAR on December 16, 2011 (Accession No. 0000950123-11-103306).

PL Floating Rate Income Fund

A description of the PL Floating Rate Income Fund is incorporated by reference to Post-Effective Amendment No. 82 to the Registration Statement as filed with the SEC via EDGAR on December 29, 2011 (Accession No. 0000950123-11-104440).